Exhibit 99.1

News Release

Contact: Brian Wingard
Treasurer
(814) 765-9621

CNB FINANCIAL ANNOUNCES FIRST QUARTER DIVIDEND

CLEARFIELD, PENNSYLVANIA – February 14, 2017

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 16.5 cents per share quarterly dividend payable on March 15, 2017 to shareholders of record on March 1, 2017.

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.6 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include: 32 full-service offices and 1 loan production office in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank; 9 full-service offices and 1 loan production office in central Ohio conducting business as FCBank, a division of CNB Bank; and 1 loan production office in Buffalo, New York conducting business as Bank on Buffalo, a division of CNB Bank.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.cnbbank.bank, www.eriebank.bank, www.fcbank.bank, and www.bankonbuffalo.bank.